Exhibit 10.6

EXECUTION VERSION

INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of April 15, 2021 (this “Increase Supplement”), to the Cash Flow Credit Agreement, dated as of April 12, 2018 (as amended by the First Amendment to Cash Flow Credit Agreement, dated as of November 14, 2018, the Second Amendment to Cash Flow Credit Agreement, dated as of the Second Amendment Effective Date (as defined therein), the Third Amendment to Cash Flow Credit Agreement, dated as of the Third Amendment Effective Date (as defined therein) and as further amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Cornerstone Building Brands, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.            Pursuant to Subsection 2.8 of the Credit Agreement, the Borrower hereby proposes to increase (the “Increase”) the aggregate Tranche B Term Loan Commitments from $2,491,562,061.33 to $2,600,000,000.00.

2.            The following Lender (the “Increasing Lender”) has been invited by the Borrower, and has agreed, subject to the terms hereof, to increase its Tranche B Term Loan Commitment as follows:

Name of Lender	Existing Tranche B Term Loan Commitment	Supplemental Term Loan Commitment (after giving effect hereto)	New Aggregate Tranche B Term Loan Commitment
JPMorgan Chase Bank, N.A.	$635,983,282.93	$108,437,938.67	$744,421,221.60

3.            Pursuant to Subsection 2.8 of the Credit Agreement, by execution and delivery of this Increase Supplement, the Increasing Lender agrees and acknowledges that it shall have an aggregate Tranche B Term Loan Commitment in the amount equal to the amount set forth above next to its name.

4.            In accordance with the Credit Agreement, this Increase Supplement is designated as a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this INCREASE SUPPLEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

The Increasing Lender:
JPMORGAN CHASE BANK, N.A.

By:	/s/ James Shender
Name: James Shender
Title: Executive Director

[Signature Page to Increase Supplement]

Cornerstone Building Brands, Inc.

By:	/s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

[Signature Page to Increase Supplement]